Exhibit 10.29.9

EXECUTION VERSION

AMENDMENT NO. 9 TO

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

THIS AMENDMENT NO. 9 TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”) is made and entered into as of October 22, 2018, by and between Bank of America, N.A. (“Buyer”) and loanDepot.com, LLC (“Seller”). This Amendment amends that certain Amended and Restated Master Repurchase Agreement by and between Buyer and Seller, dated as of July 17, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”).

R E C I T A L S

Buyer and Seller have previously entered into the Agreement pursuant to which Buyer may, from time to time, purchase certain mortgage loans from Seller and Seller agrees to sell certain mortgage loans to Buyer under a master repurchase facility. Buyer and Seller hereby agree that the Agreement shall be amended as more fully provided herein.

In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1.	Amendments. Effective as of October 24, 2018 through and until October 31, 2018, the Agreement is hereby amended as follows:

(a)

Exhibit A to the Agreement is hereby amended by deleting the definitions of “Additional Jumbo Aggregation Price Differential” and “Calculation Period” in their respective entireties and replacing them with the following:

Additional Jumbo Aggregation/High-Balance Price Differential: The additional Price Differential in respect of Jumbo Aggregation Mortgage Loans and High-Balance Mortgage Loans payable by Seller quarterly in arrears on the Payment Date following each Calculation Period; provided, however, that no Additional Jumbo Aggregation/High-Balance Price Differential shall be due on a Payment Date if the Non-Aggregation/High-Balance Quarterly Utilization during such Calculation Period was greater than the specified percentage set forth in the Transactions Terms Letter.

Calculation Period: With respect to: (a) the initial Payment Date on which an Unused Facility Fee is due, the period beginning on the Effective Date and ending on the last day of the quarter in which such Effective Date occurs, (b) the initial Payment Date on which Additional Jumbo Aggregation/High-Balance Price Differential is due, the period beginning on January 26, 2018 and ending on the last day of the related calendar quarter, (c) for each subsequent Payment Date on which an Unused Facility Fee or Additional Jumbo Aggregation/High-Balance Price Differential is due, the prior calendar quarter and (d) with respect to the date this Agreement is terminated pursuant to the terms herein, the period beginning on the first day of the quarter in which such termination is to occur and ending on the Expiration Date.

(b)	Exhibit A to the Agreement is hereby further amended by inserting the following new definition in the appropriate alphabetical order:

High-Balance Mortgage Loans: As defined in the Transaction Terms Letter.

2.

No Other Amendments; Conflicts with Previous Amendments. Other than as expressly modified and amended herein, the Agreement shall remain in full force and effect and nothing herein shall affect the rights and remedies of Buyer as provided under the Agreement. To the extent any amendments to the Agreement contained herein conflict with any previous amendments to the Agreement, the amendments contained herein shall control.

3.	Capitalized Terms. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.

4.

Representations. In order to induce Buyer to execute and deliver this Amendment, Seller hereby represents to Buyer that as of the date hereof, after giving effect to this Amendment, (i) Seller is in full compliance with all of the terms and conditions of the Principal Agreements and remains bound by the terms thereof, and (ii) no Potential Default or Event of Default has occurred and is continuing under the Principal Agreements.

5.

Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Section 5-1401 of the New York General Obligations Law which shall govern). All legal actions between or among the parties regarding the Agreement, including, without limitation, legal actions to enforce the Agreement or because of a dispute, breach or default of the Agreement, shall be brought in the federal or state courts located in New York County, New York, which courts shall have sole and exclusive in personam, subject matter and other jurisdiction in connection with such legal actions and the parties acknowledge and agree that venue in such courts shall be convenient and appropriate for all purposes.

6.

Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

7.

Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. Facsimile signatures shall be deemed valid and binding to the same extent as the original.

[signature page follows]

IN WITNESS WHEREOF, Buyer and Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above. Buyer shall have no obligation to honor the terms and conditions of this Amendment if Seller fails to fully execute and return this document to Buyer within three (3) days after the date hereof.

BANK OF AMERICA, N.A.	LOANDEPOT.COM, LLC

By:	By:
Name:		Name:
Title:		Title:

Signature Page to Amendment No. 9 to A&R MRA